SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 29, 2006

CBL & ASSOCIATES PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12494	62-154718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 500, 2030 Hamilton Place Blvd, Chattanooga, TN 37421
(Address of principal executive office, including zip code)

(423) 855-0001
(Registrant’s telephone number, including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The information set forth under Item 2.03, “Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant” is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

Wells Fargo Secured Credit Facility

On August 29, 2006, CBL & Associates Properties, Inc. (the “Company”) amended its secured credit facility with Wells Fargo Bank to reduce the interest rate from the London Interbank Offered Rate (“LIBOR”) plus 0.90% to LIBOR plus 0.80% and to amend certain financial covenants to provide the Company with enhanced borrowing flexibility.

The credit facility contains, among other restrictions, certain financial covenants including the maintenance of certain financial coverage ratios, minimum net worth requirements, and limitations on cash flow distributions. The credit facility includes usual and customary events of default for facilities of this nature (with applicable customary grace periods) and provides that, upon the occurrence and continuation of an event of default, payment of all amounts outstanding under the credit facility may be accelerated and the commitments may be terminated.

As of August 29, 2006, there were total borrowings of $358.2 million plus letters of credit of $0.8 million outstanding under this secured credit facility.

SunTrust Secured Credit Facility

On August 29, 2006, the Company amended its secured credit facility with SunTrust Bank to increase the availability from $10.0 million to the greater of $17.2 million or the borrowing base (as defined), to reduce the interest rate from LIBOR plus 1.00% to LIBOR plus 0.80%, to extend the maturity date from April 1, 2007 to April 1, 2008 and to amend certain financial covenants to provide the Company with enhanced borrowing flexibility.

The credit facility contains, among other restrictions, certain financial covenants including the maintenance of certain financial coverage ratios, minimum net worth requirements, and limitations on cash flow distributions. The credit facility includes usual and customary events of default for facilities of this nature (with applicable customary grace periods) and provides that, upon the occurrence and continuation of an event of default, payment of all amounts outstanding under the credit facility may be accelerated and the commitments may be terminated.

As of August 29, 2006, there were total borrowings of $1.0 million outstanding under this secured credit facility.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired

Not applicable

(b)	Pro Forma Financial Information

Not applicable

(c)	Exhibits

Exhibit Number	Description
10.17.6	Fourth Amendment to Sixth Amended and Restated Credit Agreement between CBL & Associates Limited Partnership and Wells Fargo Bank, National Association, et al., dated August 29, 2006
10.19.4	Third Amendment to Third Amended and Restated Loan Agreement by and between CBL & Associates Limited Partnership and SunTrust Bank, dated August 29, 2006 to be effective as of April 1, 2006
10.19.5	Fourth Amended and Restated Revolving Credit Note of CBL & Associates Limited Partnership Payable to the Order of SunTrust Bank, dated August 29, 2006 to be effective as of April 1, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBL & ASSOCIATES PROPERTIES, INC.

/s/ John N. Foy
John N. Foy
Vice Chairman, Chief Financial Officer
and Treasurer

Date: September 1, 2006